SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549







                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 4, 2004


                             ADEPT TECHNOLOGY, INC.
               (Exact Name of Registrant as Specified in Charter)


           California                       0-27122               94-2900635
(State or Other Jurisdiction of    (Commission File Number)     (IRS Employer
         Incorporation)                                      Identification No.)

                 3011 Triad Drive
                  Livermore, CA                                    94550
     (Address of Principal Executive Offices)                    (Zip Code)

       Registrant's telephone number, including area code: (925) 245-3400

                                      None

          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

     Explanatory Note: As reported on the current report on Form 8-K filed by Adept Technology, Inc. ("Adept") with the Securities and Exchange Commission on November 9, 2004 (the "November 8-K"), at Adept's November 4, 2004 Annual Meeting of Shareholders, among the proposals approved by the shareholders were
(i) an amendment to the 2003 Stock Option Plan to authorize an additional 1,500,000 shares of common stock for issuance thereunder (on a pre-reverse split basis), and (ii) adoption of the 2004 Director Option Plan.

     This Current Report on Form 8-K/A amends the November 8-K to report the approval of the foregoing proposals under Item 1.01 of Form 8-K in addition to
Item 8.01.

Item 1.01         Entry Into a Material Definitive Agreement
2003 Stock Option Plan, as Amended

     On November 4, 2004 at Adept's Annual Meeting of Shareholders, the shareholders approved an amendment to the Adept Technology, Inc. 2003 Stock Option Plan (the "2003 Plan") to authorize an additional 1,500,000 shares of common stock for issuance thereunder (on a pre-reverse split basis). As amended, the 2003 Plan authorizes a total of 2,000,000 shares of common stock for issuance thereunder. The 2003 Plan provides for grants of incentive stock options to employees (including officers and employee directors) and nonstatutory stock options to employees (including officers and employee directors) and consultants of the Company.

     In general, options granted under the 2003 Plan vest and become exercisable starting one year after the date of grant, with 25% of the shares subject to the option exercisable at that time and an additional 1/48th of the shares subject to the option becoming exercisable each month thereafter. The terms of the options granted under the 2003 Plan generally may not exceed ten years. The Board of Directors determines the exercise price of the options, which must be at least equal to the fair market value of the common stock on the date of grant.

2004 Director Option Plan

     On November 4, 2004 at Adept's Annual Meeting of Shareholders, the shareholders approved the adoption of the Adept Technology, Inc. 2004 Director Option Plan (the "2004 Plan"). The 2004 Plan authorizes a total of 300,000 shares of common stock for issuance thereunder (on a pre-reverse split basis). The 2004 Plan provides for non-discretionary initial and annual option grants to non-employee directors. Each person who first becomes a non-employee director after the effective date of the 2004 Plan is automatically granted a one-time option to purchase 15,000 shares of Adept's common stock. At the meeting of the Board of Directors that next follows the annual meeting of Adept's shareholders in each year that the 2004 Plan is in effect, each non-employee director who has been a director for at least six months prior to such meeting is automatically granted an option to purchase 5,000 shares of Adept's common stock.

     Each option granted under the plan becomes exercisable over a four year period following the date of grant. Initial grants of stock options vest and become exercisable starting one year after the date of grant, with 25% of the shares subject to the option exercisable at that time and an additional 1/48th of the shares subject to the option becoming exercisable each month thereafter. Subsequent grants vest and become exercisable at a rate of 1/48th of the shares subject to the option becoming exercisable on each monthly anniversary of the date of grant, beginning with the first such monthly anniversary. Options granted under the 2004 Plan expire ten years after the date of grant. In no event may options be granted with an exercise price below 100% of the stock's fair market value on the date of grant.

Item 8.01.        Other Events

     Based on the report of the Inspector of Election, all five of the proposals on the ballot at the Adept Technology, Inc. Annual Meeting of Shareholders held on November 4, 2004, were approved by the shareholders. The five proposals were as follows:

a) Election of the following five (5) directors to serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified:

           Robert H. Bucher
           Ronald E.F. Codd
           Michael P. Kelly
           Robert J. Majteles
           Cary R. Mock

b) Approval of an amendment to the 2003 Stock Option Plan to authorize an additional 1,500,000 shares of common stock for the issuance thereunder on a pre-reverse split basis;

c)   Approval of the 2004 Director Option Plan;

d) Approval of Amendment to the Articles of Incorporation to effect a reverse stock split (to be effective on or before February 28, 2005), at a ratio to be determined by the Board of Directors, within a range from one-for-four to one-for-seven, to reduce the aggregate number of shares of common stock outstanding; and

e) Ratification of the appointment of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending June 30, 2005.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            ADEPT TECHNOLOGY, INC.



Date:  February 1, 2005                     By /s/ Robert R. Strickland
                                              ----------------------------------
                                            Robert R. Strickland
                                            Chief Financial Officer